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                                                                   Exhibit 10.26

                                FIRST AMENDMENT
                                      TO
                 CADMUS SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     (As Restated Effective July 1, 1992)
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    Pursuant to due corporate action, Cadmus Communications Corporations, as the
Plan Sponsor of the Cadmus Supplemental Executive Retirement Plan (As Restated Effective July 1, 1992) (the "Plan"), hereby amends the Plan, effective March 1, 1999:

1.  The following new paragraph 8.10 is added to the Plan:

    8.10   Cashout of Accrued Benefits.  Notwithstanding the usual time and form
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of payment of Accrued Benefits provided in subparagraphs 8.1 and 8.2, the actuarial value of the Accrued Benefit of John Mullis shall be paid in a lump sum in cash as soon as practical after the sale of the financial printing assets of Washburn Graphics, Inc. to R. R. Donnelley & Sons Company in March, 1999 and the termination of Mullis' employment with the Employer as a result of such sale. Actuarial value for this purposes shall be determined on the basis of the discount rate (which is 7.25%) and any other applicable factors used to determine accumulated benefit obligations and net pension cost with respect to the Plan in the Plan Sponsor's audited financial statements for its fiscal year ended June 30, 1998.


    IN WITNESS WHEREOF, the Plan Sponsor of the Plan has caused its name to be
signed and its seal to be affixed hereunto as of the      day of June, 1999.


                                         CADMUS COMMUNICATIONS CORPORATION,
                                          Plan Sponsor


                                         By_____________________________________

                                          Its___________________________________


Attest:

_______________________________

Its____________________________